As filed with the Securities and Exchange Commission on October 31, 1995
                                                       Registration No. 33-62617
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              ___________________


                        POST-EFFECTIVE AMENDMENT NO.1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________


                              CYTOGEN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             2835                     22-2322400
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)


600 COLLEGE ROAD EAST, CN 5308, PRINCETON, NEW JERSEY 08540-5308, TELEPHONE:
                                (609) 987-8200
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ____________________


                             MR. T. JEROME MADISON
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                              CYTOGEN CORPORATION
 600 COLLEGE ROAD EAST, CN 5308, PRINCETON, NEW JERSEY 08540-5308, TELEPHONE:
                                (609) 987-8200
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                             ____________________


                                   Copy to:


                             JAMES J. MARINO, ESQ.
                            DECHERT PRICE & RHOADS
                          997 LENOX DRIVE, SUITE 210
                        LAWRENCEVILLE, NEW JERSEY 08648
                                (609) 520-3200

                             ____________________



    Withdrawing from Registration Shares of Common Stock of the Registrant.

            WITHDRAWAL FROM REGISTRATION OF SHARES OF COMMON STOCK
            ------------------------------------------------------


               Registrant by this Post-Effective Amendment No.1 to its Registration Statement on Form S-4 (Registration No. 33-62617) withdraws from registration under the Securities Act of 1933, as amended, an aggregate of 2,104,028 shares of common stock, par value $.01 per share, of the Registrant
(a) 610,923 shares of which could have been issued to the stockholders of Cellcor, Inc. ("Cellcor") in connection with the merger of Cellcor with and into a wholly-owned subsidiary of the Registrant (the "Merger"), but were not required to be so issued upon the consummation of the Merger on October 20, 1995, and (b) 1,493,105 shares of which could have been purchased by the holders of common stock of Cellcor pursuant to the Subscription Offering, but were not so purchased as of the expiration of the Subscription Offering on October 13, 1995.

                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey on the 30th day of October, 1995.

                              CYTOGEN CORPORATION

                              By: /s/ Thomas J. McKearn
                                 -------------------------------
                                   Thomas J. McKearn
                                   President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on October 30, 1995.

                     SIGNATURE                             TITLE
                     ---------                             -----
       /s/ William C. Mills III *            Chairman of the Board of Directors
       ------------------------
           William C. Mills III

       /s/ Thomas J. McKearn *               President, Chief Executive Officer
       ----------------------------          and Director (Principal Executive
           Thomas J. McKearn                 Officer)

       /s/ T. Jerome Madison *               Vice President, Chief Financial
       ----------------------------          Officer, Secretary and Director
           T. Jerome Madison                 (Principal Financial and Accounting
                                             Officer)

       /s/ Robert F. Hendrickson *           Director
       -------------------------
           Robert F. Hendrickson

       /s/ Donald E. O'Neill *               Director
       ----------------------------
           Donald E. O'Neill

       /s/ Charles E. Austin *               Director
       ----------------------------
           Charles E. Austin

       /s/ Bruce R. Ross *                   Director
       ----------------------------
           Bruce R. Ross

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. McKearn and T. Jerome Madison or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any future amendments to this Post-Effective Amendment to the Registration Statement and any further amendments to the Registrant's Registration Statement on Form S-4 (Registration No. 33-62617), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       /s/ John E. Bagalay, Jr.              Director           October 30, 1995
       --------------------------
           John E. Bagalay, Jr.

       /s/ Ronald J. Brenner                 Director           October 30, 1995
       --------------------------
           Ronald J. Brenner

       *By: /s/ Thomas J. McKearn
            -----------------------
          Thomas J. McKearn
          Individually and as
          Attorney-in-fact